UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 30, 2018

United Royale Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208978	98-1253258
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit Room 8F, World Trust Tower Building,

50 Stanley Street, Central, Hong Kong

(Address of principal executive offices)

(852) 3610-2665

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of November 30, 2018, Mr. Chen Zheru resigned from the board of directors with the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Chen Zheru has been the director of the Company since September 18, 2015.

As of November 30, 2018, Mr. Li Gongming was appointed as the Company’s new member of board of directors.

The biographies for the new director of the Company are set forth below:

Mr. Li Gongming, age 39, graduated from the Jiangxi University of Finance and Econmics with a Bachelor Degree in International Accounting in 1999 and further obtained a professional certificate in Accounting and Auditing from Shanghai University of Finance and Economics in 2003. Upon the graduation, Mr. Li started working as a stock analyst in Southwest Securities International Securities Limited from March 2003 to December 2003. Mr. Li worked in Wenzhou Dingsheng Asset Management Company Limited as a general management to oversee the whole operation of the asset management team, perform sorting of investment targets, attract investors and report performance to the top management, from February 2004 to August 2008. And from September 2008 to December 2016, he worked as a general manager of Wenzhou Wangsheng Asset Management Company Limited to perform similar duties as his previous job. Since 2017, he has worked as an independent consultant of United Royale Holdings Corp, and he has been appointed as a director on November 30, 2018.

Mr. Li’s experience in the financial industry and understanding of the Company has led the Board of Director to reach the conclusion that he should serve as director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2018

United Royale Holdings Corp.

By:	/s/ TEOH KOOI SOOI
Name:	TEOH Kooi Sooi
Title:	Chief Executive Officer, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)